Exhibit 10.25

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "Third Amendment to Employment Agreement") is entered into this 26th day of February 2016 (retroactive to January 1, 2016) by and between First Trinity Financial Corporation, an Oklahoma corporation (the "Company"), and Jeffrey J. Wood ("Employee").

The Company and Employee entered into an Employment Agreement dated December 8, 2011 (retroactive to August 1, 2011) (the “Employment Agreement”) which contains the terms and conditions of the Company's employment of the Employee.  The Company and Employee entered into the First Amendment to Employment Agreement dated April 9, 2013 (retroactive to January 1, 2013) (the “First Amendment to Employment Agreement”) which contains the terms and conditions of the Company's employment of the Employee.  The Company and Employee entered into the Second Amendment to Employment Agreement dated December 19, 2015 (retroactive to January 1, 2015) (the “Second Amendment to Employment Agreement”) which contains the terms and conditions of the Company's employment of the Employee.  The Company and Employee now desire to amend and correct certain provisions of the Second Amendment to Employment Agreement, First Amendment to Employment Agreement and Employment Agreement.

The Employment Agreement, First Amendment to Employment Agreement, Second Amendment to Employment Agreement and Third Amendment to Employment Agreement may be amended by the Company and Employee in accordance with section 11(a) of the Employment Agreement upon the mutual consent of the Company and Employee.

NOW, THEREFORE, in consideration of the following promises and mutual covenants, and intending to be legally bound, the parties agree as follows:

Except as otherwise specifically provided in this Third Amendment to Employee Agreement, the capitalized terms used in this Third Amendment to Employment Agreement, defined in the Second Amendment to Employment Agreement, First Amendment to Employment Agreement and further defined in the Employment Agreement shall have the same meanings as provided in the Employment Agreement.

3. Amendment of Section 3(a), Compensation of the Employment Agreement

Section 3A, Compensation of the Employment Agreement are amended and corrected by deleting the terms of Section 3(a) Compensation of the Employment Agreement in its entirety and substituting the following in their place, reading in the entirety as follows:

(a) Base Salary - As compensation for all services rendered by the employee under this agreement, Company will pay Employee a base salary of $ 21,250 per month (retroactive to January 1, 2016), payable periodically, in substantially equal amounts, but no less often than semi-monthly in accordance with company’s payroll practices from time to time in effect with an annual increase beginning on January 1, 2017 of 3%.

EFFECT OF AMENDMENTS ON EMPLOYMENT AGREEMENT

All provisions of the Third Amendment to Employment Agreement shall be deemed to be incorporated in, and made part of, the Second Amendment to Employment Agreement, First Amendment to Employment Agreement and Employment Agreement, as amended and supplemented by this Third Amendment to the Employment Agreement, shall be read, taken, and construed as one and the same agreement.  Other than as expressly set forth herein, this Third Amendment to Employment Agreement shall not constitute a consent or waiver to or modification of any term or condition of the Second Amendment to Employment Agreement, First Amendment to Employment Agreement and Employment Agreement.  Subject to the express modifications made by this Third Amendment to Employment Agreement, Second Amendment to Employment Agreement and the First Amendment to Employment Agreement, all terms, provisions, covenants, representations, warranties, agreements, and conditions contained in the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Employment Agreement to be signed by the Chairman of the Company and Employee has executed this Third Amendment to Employment Agreement, both as of the day and year first written below.

Executed this 26th day of February 2016.

First Trinity Financial Corporation

By:	/s/ Gregg E. Zahn

Gregg E. Zahn
President and Chief Executive Officer

Employee

By:	/s/ Jeffrey J. Wood

Jeffrey J. Wood
Secretary, Treasurer and Chief Financial Officer